Exhibit 99(c)
                 Skyway Retirement Savings Plan

            Financial Statements For the Years Ended
            December 31, 1994 and 1993, Supplemental
         Schedules For the Year Ended December 31, 1994
                 and Independent Auditors' Report

                 SKYWAY RETIREMENT SAVINGS PLAN

                 INDEX TO FINANCIAL STATEMENTS


                                                                      Page
                                                                     ------

 Independent Auditors' Report. . . . . . . . . . . . . . . .           F-2


 Financial Statements for the Years Ended
  December 31, 1994 and 1993:

  Statements of Net Assets Available for Plan Benefits . . .           F-3

  Statements of Changes in Net Assets Available for
   Plan Benefits . . . . . . . . . . . . . . . . . . . . . .           F-4

  Notes to Financial Statements. . . . . . . . . . . . . . .        F-5 - F-7


 Supplemental Schedules as of December 31, 1994 and for the Year through Ended December 31, 1994:

  Item 27a - Assets Held for Investment Purposes . . . . . .          F-8

  Item 27d - Reportable Plan Transactions. . . . . . . . . .          F-9

INDEPENDENT AUDITORS' REPORT

 Skyway Retirement Savings Plan:

 We have audited the accompanying statements of net assets available for benefits of the Skyway Retirement Savings Plan (the Plan) of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

 Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1994 and reportable Plan transactions for the year ended December 31, 1994 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic 1994 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


 DELOITTE & TOUCHE LLP
 San Jose, California
 April 14, 1995

                     SKYWAY RETIREMENT SAVINGS PLAN

            STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                      DECEMBER 31, 1994 AND 1993


                                                        1994           1993
                                                     ----------     ----------
ASSETS

CASH AND EQUIVALENTS                                 $    -         $3,222,952
                                                     ----------     ----------

INVESTMENTS:
  Vanguard Investment Contract Trust
   - at contract value                                1,112,487          -
  Vanguard Windsor II - at fair value                   879,796          -
  Vanguard International Growth Portfolio
   - at fair value                                      825,273          -
  Vanguard Index Trust 500 Portfolio
   - at fair value                                      518,726          -
  Union Pacific Company Stock Fund - at fair value                     515,561
  Vanguard Total Bond Market Fund - at fair value                      368,568
  Participant loans                                     170,702        131,138
                                                     ----------     ----------

  Total investments                                   4,391,113        131,138
                                                     ----------     ----------

RECEIVABLES:
  Contributions                                          48,183         18,589
  Employee other                                          -             12,879
  Interest                                                -              3,127
                                                     ----------     ----------

  Total receivables                                      48,183         34,595
                                                     ----------     ----------

NET ASSETS AVAILABLE FOR BENEFITS                    $4,439,296     $3,388,685
                                                     ==========     ==========


See notes to financial statements.



                     SKYWAY RETIREMENT SAVINGS PLAN

      STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                        1994          1993
                                                     ----------    ----------
CONTRIBUTIONS:
  Employee                                           $1,040,971    $  666,921
  Employer matching                                     257,362        65,582
  Less forfeited employer matching funds                (16,028)       (9,873)
                                                     ----------    ----------
  Total contributions                                 1,282,305       722,630
                                                    -----------    ----------

INVESTMENT INCOME (LOSS):
  Interest and dividends                                183,940       109,721
  Net depreciation in fair value of investments        (234,227)     (122,258)
                                                     ----------    ----------
  Total investment loss                                 (50,287)      (12,537)
                                                     ----------    ----------

BENEFIT PAYMENTS                                       (181,407)     (369,526)
                                                     ----------    ----------

NET INCREASE IN NET ASSETS AVAILABLE FOR
  BENEFITS                                            1,050,611       340,567

NET ASSETS AVAILABLE FOR BENEFITS:
  Beginning of year                                   3,388,685     3,048,118
                                                     ----------    ----------

  End of year                                        $4,439,296    $3,388,685
                                                     ==========    ==========

See notes to financial statements.

SKYWAY RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994 AND 1993

1. DESCRIPTION OF THE PLAN

  The following description of the Skyway Retirement Savings Plan (the Plan) provides only general information. Participants should refer to the Plan agreement and amendments for a more complete description of the Plan's provisions.

  General - The Plan, established January 1983 by Skyway Freight Systems, Inc. (the Company), is a defined contribution plan covering all full-time employees who have completed one year and 1,000 hours of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Vanguard Fiduciary Trust Company (Vanguard) currently serves as Trustee of the Plan.

  Contributions - Participants may elect to make tax deferred contributions of up to 10% of their compensation (subject to certain Internal Revenue Code limitations). Rollover contributions from a participant's former qualified plan or individual retirement account are also allowed.

  Employer contributions are determined at the discretion of the Company's Board of Directors and may consist of the following:

      - Matching - For the years ended December 31, 1994 and 1993, the Company contributed an amount equal to 25% and 10% of participant's contributions, respectively. Forfeit the Company and may be used in the following year as a portion of the matching contribution.

      - Profit-sharing - No profit-sharing contributions were made for the years ended December 31, 1994 and 1993. Forfeited contribution amounts are added to the profit-sharing contribution to be allocated to the participants. The profit-sharing component of the Plan was eliminated effective January 1, 1995.

 Participant Accounts - Each participant's account is credited with the participant's contributions and an allocation of (a) the Company's contributions, (b) Plan earnings, and (c) forfeitures of profit-sharing contributions of terminated participants' nonvested amounts. Allocations are based on participants' contributions, compensation or account balances, as defined in the Plan.

 Vesting - Participants are immediately vested as to participant contributions and earnings thereon. Vesting in the remainder of their accounts is based on years of continuous employment. Participants are fully vested after seven years of employment, attainment of age 65, or if employment is terminated by disability or death, regardless of years of service. Upon employee termination, all nonvested amounts will be forfeited.

 Investment Options - Beginning March 1, 1994, participants were allowed to direct the investment of their accounts in any of the following six investment options:

   Vanguard Investment Contract Trust - Funds are invested in contracts issued by insurance companies and banks, and in similar types of fixed income investments.

   Vanguard Windsor II - Funds are invested with a growth and income objective in common stocks.

   Vanguard International Growth Portfolio - Funds are invested in potential growth companies based outside of the United States.

   Vanguard Index Trust 500 Portfolio - Funds are invested in all of the stocks included in the Standard & Poor's 500 Index.

   Union Pacific Company Stock Fund - Funds are invested in common stock of Union Pacific Corporation.

   Vanguard Total Bond Market Fund - Funds are invested in corporate bonds.

 Investment decisions may be changed on a daily basis.

 Payment of Benefits - On termination of employment or attainment of age 65, whichever is later, a participant may elect to receive his/her benefit in one of the following forms: (1) a lump-sum amount equal to the value of the vested portion of his/her account; (2) installments, payable at least annually over a period of years determined by the Plan's Administrative Committee; (3) a nontransferable annuity contract providing for a monthly guaranteed income for a specified number of years; or (4) a combination of the above.

2. SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting - The financial statements of the Plan are prepared under the accrual method of accounting.

 Cash equivalents consist of highly liquid debt instruments with an original maturity of 90 days or less.

 Payment of Benefits - Benefits are recorded when paid.

 Investments are stated at fair value as determined by quoted market prices except for the Vanguard Investment Contract Trust, which is stated at contract value, and participant loans, which are stated at face value.

 Administrative expenses of the Plan are paid by the Company.

 Income Taxes - A favorable determination letter has been received from the Internal Revenue Service as to the qualified status of the Plan as amended through December 15, 1994. Therefore, management believes the Plan was qualified and tax-exempt as of and for the years ended December 31, 1994 and 1993. Accordingly, no provision for Federal or state income taxes has been made.

3. PARTICIPANT LOANS

 The Plan permits participants to borrow against the lesser of 50% of the vested portion of their account balance, or 100% of their before-tax contribution amount, to a maximum of $50,000. The loans bear interest at 7.5% and are payable over a maximum five-year period. Loan repayment generally is made through payroll deductions.

4. PLAN TERMINATION

 Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become fully vested.

5. ASSETS OF TERMINATED EMPLOYEES

 At December 31, 1994 and 1993, $142,598 and $108,943, respectively, of Plan assets were payable to terminated employees who have withdrawn from participation in the Plan.

6. FUND INFORMATION

 Prior to 1994, the Plan's net assets were invested in common stocks and corporate and government debt securities. During the latter part of 1993, such investments were converted to cash and equivalents. Beginning in 1994, participants were allowed to direct the investment of their accounts among six different funds (see Note 1).


 Participant contributions, withdrawals and investment income by fund for the year ended December 31, 1994 are as follows:

       Participant contributions:
        Employee contributions:
         Vanguard Investment Contract Trust                  $  237,421
         Vanguard Windsor II                                    198,399
         Vanguard International Growth Portfolio                171,576
         Vanguard Index Trust 500 Portfolio                     151,285
         Union Pacific Company Stock Fund                       168,913
         Vanguard Total Bond Market Fund                        113,377
                                                             ----------
                                                             $1,040,971
                                                             ==========

        Employer matching contributions:
         Vanguard Investment Contract Trust                  $   44,269
         Vanguard Windsor II                                     49,191
         Vanguard International Growth Portfolio                 42,635
         Vanguard Index Trust 500 Portfolio                      37,149
         Union Pacific Company Stock Fund                        40,418
         Vanguard Total Bond Market Fund                         27,672
                                                             ----------
                                                             $  241,334
                                                             ==========
        Withdrawals:
         Benefit payments:
         Vanguard Investment Contract Trust                  $   47,710
         Vanguard Windsor II                                     23,122
         Vanguard International Growth Portfolio                 43,730
         Vanguard Index Trust 500 Portfolio                      19,130
         Union Pacific Company Stock Fund                        25,551
         Vanguard Total Bond Market Fund                         20,329
         Participant loans                                        1,835
                                                             ----------
                                                             $  181,407
                                                             ==========

        Investment income(loss):
         Vanguard Investment Contract Trust                  $   48,652
         Vanguard Windsor II                                      1,132
         Vanguard International Growth Portfolio                  1,242
         Vanguard Index Trust 500 Portfolio                       6,792
         Union Pacific Company Stock Fund                      (116,225)
         Vanguard Total Bond Market Fund                         (1,217)
         Participant loans                                        9,337
                                                             ----------
                                                             $  (50,287)
                                                             ==========


SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27a - SUPPLEMENTAL SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
           DECEMBER 31, 1994


                                                  Number              Market
                                                 of Units    Cost     Value
                                                 --------  --------   ------
 *Vanguard Investment Contract Trust            1,112,487 $1,112,487 $1,112,487
 *Vanguard Windsor II                              55,613    934,410    879,796
 *Vanguard International Growth
   Portfolio                                       61,450    839,077    825,273
 *Vanguard Index Trust 500 Portfolio               12,072    527,803    518,726
 *Union Pacific Company Stock Fund                 68,559    642,153    515,561
 *Vanguard Total Bond Market Fund                  40,193    387,216    368,568
**Participant Loans                                   -      170,702    170,702
                                                          ---------- ----------
                                                          $4,613,848 $4,391,113
                                                          ========== ==========

 * Represents Party-in-interest
** Consists of 54 individual loans with interest at 7.5% and terms ranging from one to five years.



SKYWAY RETIREMENT SAVINGS PLAN

ITEM 27d - SUPPLEMENTAL SCHEDULE OF REPORTABLE PLAN TRANSACTIONS
YEAR ENDED DECEMBER 31, 1994

                                                           Gain/
                                                  Cost    Proceeds  (Loss)
                                                --------  --------  ------
Description of Investment

SERIES OF TRANSACTIONS:

 ACQUISITIONS:
 *Vanguard Investment Contract
   Trust (80 transactions)                     $1,263,323
 *Vanguard Windsor II
   (48 transactions)                            1,088,262
 *Vanguard International Growth
   Portfolio (44 transactions)                    965,305
 *Union Pacific Company stock
   (45 transactions)                              740,339
 *Vanguard Index 500 Portfolio
   (36 transactions)                              574,425
 *Vanguard Total Bond Market
   Fund (52 transactions)                         436,952


 DISPOSITIONS:

 *Vanguard Windsor II (39 transactions)        $  153,852   $152,934  $ (918)
 *Vanguard Investment Contract
   Trust (46 transactions)                        150,837    150,837      -
 *Vanguard International Growth
   Portfolio (38 transactions)                    126,228    126,613     385
 *Union Pacific Company stock
   (37 transactions)                               98,186     90,122  (8,064)
 *Vanguard Total Bond Market Fund
   (32 transactions)                               49,737     47,733  (2,004)
 *Vanguard Index 500 Portfolio
   (31 transactions)                               46,622     45,730    (892)




* Reportable Plan transactions are defined as transactions that exceed 5% of the fair market value of Plan assets at the beginning of the year. All reportable transactions are with parties-in-interest.
